Exhibit 16(5)

Voya Law Department

J. Neil McMurdie

Senior Counsel

(860) 580-2824

Fax:  (860) 580-4897

Neil.mcmurdie@voya.com

December 11, 2014

U.S. Securities and Exchange Commission

Division of Investment Management

100 F Street, N.E.

Washington, D.C.  20549

Re:	Voya Insurance and Annuity Company
Pre-Effective Amendment No. 2 to Registration Statement on Form S-3
Prospectus Title: Voya PotentialPLUS Annuity
File Nos. 333-196392

Ladies and Gentlemen:

In my capacity as Counsel to Voya Insurance and Annuity Company, an Iowa domiciled corporation (“Company”), I have supervised the preparation of the registration statement for the offering of flexible premium deferred combination variable, indexed and fixed annuity contracts (the “Contracts”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933.

I am of the following opinion:

(1)   The Company was organized in accordance with the laws of the State of Iowa and is a duly authorized stock life insurance company under the laws of Iowa and the laws of those states in which the Company is admitted to do business;

(2)   The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

(3)   The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

(4)   The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement.  In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ J. Neil McMurdie

J. Neil McMurdie

Senior Counsel

Windsor Site One Orange Way, C2N Windsor, CT 06095	Voya Services Company